UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: October 16, 2018

(Date of earliest event reported)

DigitalTown, Inc.
(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

425-295-4564
(Registrant's telephone number, including area code)

_____________________________________________

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, Karen Robinson was appointed to the Board of Directors. There have been no transactions between Ms. Robinson and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Ms. Robinson and an officer or director of the Company.

Following is a brief description of Ms. Robinson’s business experience:

Karen Robinson

Ms. Robinson is CEO and founder of KWR Acuity Strategies, LLC., which provides consulting services in the area of information technology. From 2009 until December 2014, Ms. Robinson was the Executive Director and the Chief Information Officer for the State of Texas.

Ms. Robinson is a former member of Dell Presidents’ Advisory Board, and is currently a member of the National Association of State Technology Directors, the Advisory Board of the Texas Technology Consortium and is a member of the Board of Directors of CMG Advisory.

Ms. Robinson attended the University of St. Thomas (TX) and the University of Phoenix. She is a graduate of the LBJ School at the University of Texas in Governors Executive Management.

The Company believes that Ms. Robinson’s knowledge and experience in information technology makes her a suitable Director.

2

SIGNATURES

DIGITALTOWN, INC

Dated: October 19, 2018	By:	/s/ George Nagy
George Nagy, CEO

3